American Stock Exchange Symbol - UEC Frankfurt Stock Exchange Symbol - U6Z
FOR IMMEDIATE RELEASE	September 8, 2008

Uranium Energy Corp Completes Successful Hydrologic Tests and Files Production Area Authorization Application at the Goliad ISR Project

The Company Reports Additional Permitting Advances

Austin, TX, September 8, 2008 -- Uranium Energy Corp (AMEX: UEC) is pleased to announce the successful completion of hydrologic testing in the first production area (PA-1) at the Company's Goliad ISR Uranium Project in South Texas. The Company has now filed a Production Area Authorization (PAA) Application with the Texas Commission on Environmental Quality (TCEQ). The TCEQ earlier issued a Draft Mine Permit to the Company for the Goliad ISR Project, as announced in June this year.

A Production Area Authorization (PAA) addresses the hydrology of a specific site directly. For permitting purposes, hydrologic testing and geologic evaluation must prove that the production zone is connected hydraulically with the monitor wells that encircle it. It also must prove that the production zone is confined vertically, both above and below, by substantial confining layers. The evaluation conclusively proved that these conditions are in place at the site. Additionally, the PAA Application provides groundwater quality analysis within the mine area taken from the 41 baseline and monitor wells that were installed and used in the aquifer testing.

Additional Advances

Uranium Energy Corp is also pleased to announce that it has received official acknowledgment from the Texas Parks & Wildlife Department (TPWD) that the Company's proposed uranium recovery operation will not have an impact on natural resources. In addition, the Company has received an approved U.S. Army Corps of Engineers Jurisdictional Determination (JD) for the Goliad Project. JDs are conducted to determine whether a project requires a permit issued under Section 404 of the Clean Water Act. It was determined that a 404 Permit is not required because there will be no adverse wetland impact from the proposed operations.

Both the favorable notification issued by the TPWD and the approved JD will be included in the Company's Radioactive Material License Application (RMLA) that will be filed with the TCEQ. The RMLA is approaching completion, and the Company expects to submit the application in early October. The one additional permit application that must be filed is a Class I Non-hazardous Waste Disposal Well Permit Application. This application is also nearing completion and the Company plans to file it with the TCEQ this month.

Harry Anthony, Chief Operating Officer, stated, "We are pleased with the progress of the permitting process at Goliad. We anticipate that all of the required permit applications needed for production at the Goliad ISR Project will be filed by mid-October."

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in National Instrument 43-101 and reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for Uranium Energy Corp, a qualified person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp (AMEX: UEC) is a US-based resource company with the objective of becoming a near-term ISR uranium producer in the United States.  Utilizing its extensive information library of historic uranium exploration and development work, the Company has acquired and is advancing uranium properties throughout the southwestern US. A Draft Mine Permit was recently issued for the Company's lead project, the Goliad ISR Uranium Project in south Texas. Operational management is comprised of pre-eminent uranium mining and exploration professionals whose collective experience in this industry gives the Company ongoing uranium mine-finding and mine development expertise.

Contact North America:  Investor Relations, Uranium Energy Corp.
Toll Free: (866) 748-1030
Fax: (512)  535-0832
E-mail: info@uraniumenergy.com

Stock Exchange Information:
American Stock Exchange Symbol: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.